MAR-31-2000 10:44

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 08:30 AM 04/03/2000
001166670 – 3190034

CERTIFICATE OF FORMATION
OF
NTT DATA USA L.L.C.

This Certificate of Formation of NTT Data USA L.L.C. (the "Company") is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

FIRST: The name of the Company is:

NTT Data USA L.L.C.

SECOND: The address of the registered office of the Company in Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned, being the individual forming the Company, has executed, signed, and acknowledged this Certificate of Formation this 3rd day of April, 2000.

Roger W. Noble
Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT
OF
NTT DATA USA L.L.C.
(to be renamed Quality Technology Services Jersey City, LLC)

This Certificate of Amendment of NTT Data USA L.L.C. (the "*Company*"), dated as of October 31, 2006, has been duly executed and is being filed by the undersigned pursuant to the Delaware Limited Liability Company Act, to amend the original Certificate of Formation of the Company, which was filed on April 3, 2000, with the Secretary of State of the State of Delaware, to form a limited liability company pursuant to the Delaware Limited Liability Company Act.

The Certificate of Formation is hereby amended in its entirety to read as follows:

1. Name. The name of the limited liability company formed and continued hereby is Quality Technology Services Jersey City, LLC.

2. Registered Office. The address of the registered office of the Company in the State of Delaware is Capital Services, Inc., 615 South Dupont Highway, Dover, Delaware 19901.

3. Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is Capital Services, Inc., 615 South Dupont Highway, Dover, Delaware 19901.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the date first written above.

QUALITY TECHNOLOGY SERVICES
HOLDING, LLC

By: [signature]
Name: Chad L. Williams
Title: Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:35 PM 11/01/2006
FILED 01:05 PM 11/01/2006
SRV 061003080 - 3190034 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:22 PM 03/06/2014
FILED 02:34 PM 03/06/2014
SRV 140296898 - 3190034 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT CHANGING ONLY THE REGISTERED OFFICE OR REGISTERED AGENT OF A LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is QUALITY TECHNOLOGY SERVICES JERSEY CITY, LLC.

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By: /s/ Dona Priebe
Authorized Person

Name: Dona Priebe
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